Exhibit 5.1

August 19, 2020

New York City REIT, Inc.

650 Fifth Avenue, 30th Floor

New York, New York 10019

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to New York City REIT, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of the following securities having an aggregate initial public offering price of up to $500,000,000 (collectively, the “Securities”): (a) shares of Class A Common Stock, $0.01 par value per share, of the Company (“Common Shares”), including associated Class A preferred stock purchase rights (the “Rights”) to purchase one one-thousandth of a share of Series A Preferred Stock, $0.01 par value per share, of the Company, the terms of which are set forth in the Amended and Restated Rights Agreement, dated as of August 17, 2020 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent; (b) shares of preferred stock, $0.01 par value per share, of the Company (“Preferred Shares”); (c) depositary shares representing fractional interests in Preferred Shares (“Depositary Shares”); (d) debt securities of the Company or New York City Operating Partnership, L.P., a Delaware limited partnership (“Debt Securities”); (e) warrants to purchase Debt Securities, Common Shares, Preferred Shares or Depositary Shares (“Warrants”); (f) units consisting of one or more of, or any combination of, Common Shares, Preferred Shares, Debt Securities, Warrants, Depositary Shares or other Securities (“Units”); and (g) stock purchase contracts, including contracts obligating holders to purchase from the Company, or sell to the Company, Common Shares, Preferred Shares or Depositary Shares (“Stock Purchase Contracts”), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.       The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

New York City REIT, Inc.

August 19, 2020

2.       The charter of the Company (the “Charter”), certified except in the case of the Articles of Amendment and Articles Supplementary (each as defined herein) by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.       The form of Articles of Amendment of the Company (the “Articles of Amendment”) relating to a decrease in the par value of the issued and outstanding shares of common stock of the Company from $0.0972 per share to $0.01 per share and a change in the designation of the Company’s common stock, $0.01 par value per share, to Class A Common Stock, certified as of the date hereof by an officer of the Company;

4.       The form of Articles Supplementary of the Company (the “Articles Supplementary”) relating to the Company’s Class B Common Stock, $0.01 par value per share, certified as of the date hereof by an officer of the Company;

5.       The Amended and Restated Bylaws of the Company, as amended (the “Bylaws”), certified as of the date hereof by an officer of the Company;

6.       A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

7.       Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, (a) the registration of the Securities and (b) the issuance of the Rights (the “Resolutions”), certified as of the date hereof by an officer of the Company;

8.       The Rights Agreement;

9.       A certificate executed by an officer of the Company, dated as of the date hereof; and

10.     Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.       Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

New York City REIT, Inc.

August 19, 2020

2.       Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.       Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.       All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.       The issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions (such approval referred to herein as the “Corporate Proceedings”).

6.       Articles Supplementary creating and designating the number of shares and the terms of any class or series of Preferred Shares to be issued by the Company will be filed with and accepted for record by the SDAT prior to the issuance of such Preferred Shares.

7.       Upon the issuance of any Securities that are Common Shares (“Common Securities”), including Common Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Securities, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Charter.

8.       Upon the issuance of any Securities that are Preferred Shares (“Preferred Securities”), including (a) Preferred Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Securities and (b) Preferred Securities represented by Depositary Shares, the total number of Preferred Shares issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Shares designated pursuant to the Charter, will not exceed the total number of Preferred Shares or the number of shares of such class or series of Preferred Shares that the Company is then authorized to issue under the Charter.

New York City REIT, Inc.

August 19, 2020

9.       None of the Securities will be issued, sold or transferred in violation of the restrictions on ownership and transfer set forth in Section 5.9 of Article V of the Charter or any comparable provision in the Articles Supplementary creating any class or series of Preferred Shares.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.       The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.       Upon the completion of all Corporate Proceedings relating to Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Common Securities will be validly issued, fully paid and nonassessable. The issuance of the Rights has been duly authorized and, when issued in accordance with the Charter, the Resolutions and the Rights Agreement, the Rights will be validly issued.

3.       Upon the completion of all Corporate Proceedings relating to Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

4.       Upon the completion of all Corporate Proceedings relating to Securities that are Depositary Shares, the issuance of the Depositary Shares will be duly authorized.

5.       Upon the completion of all Corporate Proceedings relating to Securities that are Debt Securities of the Company, the issuance of such Debt Securities will be duly authorized.

New York City REIT, Inc.

August 19, 2020

6.       Upon the completion of all Corporate Proceedings relating to the Securities that are Warrants, the issuance of the Warrants will be duly authorized.

7.       Upon the completion of all Corporate Proceedings relating to the Securities that are Units, the issuance of the Units will be duly authorized.

8.       Upon the completion of all Corporate Proceedings relating to Securities that are Stock Purchase Contracts, the issuance of the Stock Purchase Contracts will be duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP